FOR IMMEDIATE RELEASE

February 28, 2005

Contact:

Rosemarie Faccone

Susan Jordan

(732) 577-9996

MONMOUTH CAPITAL CORPORATION

ANNOUNCES NEW ACQUISITION

Freehold, N.J., February 28, 2005

On February 28, 2005,  Monmouth Capital Corporation (NASDAQ: MONM) announced the acquisition on February 25th of a 68,385 square foot industrial building in Hillsborough County, Tampa, Florida, at a purchase price of approximately $5,600,000.  The property is net-leased to Kellogg Sales Company, a Delaware corporation, for a period of twenty years through December 31, 2009, and was purchased from WS Properties.  Romar Company acted as the agent for the seller.

This acquisition brings the total of industrial properties owned by Monmouth Capital Corporation to six, with other properties located in New York, New Jersey, Minnesota and Illinois.

Monmouth Capital Corporation (“MONM”) is part of a family of REITs including United Mobile Homes, Inc. (AMEX:UMH), which invests in manufactured home communities, and Monmouth Real Estate Investment Corporation (NASDAQ/NMS:MNRTA), which invests in net-leased industrial properties on long-term leases to investment grade tenants.  MONM pursues  real estate opportunities that are outside the scope of the specialized areas of United Mobile Homes, Inc., and Monmouth Real Estate Investment Corporation.

# # # #